EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-44788, 333-02873 and 333-107414) of Bristol-Myers Squibb Company of our report dated June 27, 2005 relating to the financial statements of Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 27, 2005

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